APPLICATION

Personal Retirement Annuity

A TAX-DEFERRED

VARIABLE ANNUITY

800.544.2442	\\\\\\\	FIDELITY.COM	\\\\\\\\\\\\\\\\\	OVER 100 INVESTOR CENTERS

Tax-Deferred Variable Annuity

Internal Replacement Application

Complete this application to replace your existing Retirement Reserves annuity contract and mail to:

Empire Fidelity Investments Life Insurance Company® Annuity Service Center

P.O. Box 770001 / Cincinnati, Ohio 45277-0051.

1CONTRACT INFORMATION

Contract Number ____________________________________

Owner's First Name ____________________________ Owner's Last Name ____________________________________________

Joint Owner's First Name ________________________ Joint Owner's Last Name _______________________________________

2 INTERNAL TRANSFER REQUEST

Please transfer my existing Empire Fidelity Retirement Reserves annuity contract to Empire Fidelity's new deferred variable annuity contract.

1) I understand that the registration (Owner(s), Annuitant and the Beneficiary designations) of the replacement annuity contract will remain the same as the current registration of my existing annuity contract.

2) To the extent any of the following agreements apply to my existing annuity contract, I understand they are amended so that they apply with equal force and effect over the replacement contract:

  Annuity Trustee Statement and Agreement
  Annuity Trading Authorization
  Annuity Duplicate Statement Request
  Annuity Power of Attorney
  Annuity Systematic Withdrawal Program
  Automatic Annuity Builder Service
  Annuity Bank-Line Form
  Advisor Services Customer Information, Authorization, and Acknowledgement Form
  Advisor Services Third Party Withdrawal Authorization

3) I understand that the replacement annuity contract does not provide any death benefit protection and that the death benefit provided by my existing annuity contract will not transfer to the replacement annuity contract.

4) I understand that the Investment Options available in the replacement annuity contract are not the same as the Investment

Options available in my existing annuity contract.

5) I understand that this request is subject to the terms and conditions of the replacement annuity contract and the then current prospectus for the contract.

EDVA-APP-CONV-05 012670001

3INVESTOR PROFILE

If there is a Joint Owner, then include the combined information for both owners. This information is collected for the sole purpose of evaluating the suitability of this product for you and is shared only with Empire Fidelity affiliates to fulfill Empire Fidelity's regulatory obligations.

1. What is the source of funds for this annuity?

_____Exchanging an annuity _____Sale of stock or mutual fund1

_____Cash or money market account

Other: ___________________________________________

2. What is the total number of the Owner's and Joint Owner's dependents (if any)?

___________________________________________

3. What is your risk tolerance/allocation strategy for this investment?

_____Conservative: (20% Equities, 50% Fixed-Income (Bond),

30% Short-Term)

_____Balanced: (50% Equities, 40% Fixed-Income (Bond),

10% Short-Term)

_____Growth: (70% Equities, 25% Fixed-Income (Bond),

5% Short-Term)

_____Aggressive Growth: (85% Equities, 15% Fixed-Income (Bond),

0% Short-Term)

4. What is your annual income (from all sources)?

_____Less than $50,000 _____$50,000 - $100,000

_____Greater than $100,000

5. Why are you purchasing this annuity? (Check all that apply.)

_____Tax-deferred accumulation for retirement

_____Estate Planning _____ Other_______________________________

6. What is your time horizon for this investment?2

_____0 to 10 Years _____ 10 Years or more _____ Annuitize upon retirement

7. What is your investment experience? (Please enter the number of years experience you have investing in the following.)

___________ Stocks ___________ Bonds

___________ Mutual Funds ___________ Annuities

8. What is your federal tax bracket?

_____15% or Less _____27%_____ 30% _____35%+

9. What is your estimated net worth (including real estate, personal property, as well as bank account, brokerage account and retirement assets, but excluding your primary residence)?

_____Less than $150,000 _____$150,000 - $500,000 _____Greater than $500,000

10. What are your monthly nondiscretionary expenses (such as housing,

clothing, food, utilities, taxes, and medical expenses) as a percentage of your monthly income?

_____Less than 50% _____Between 50% and 80% _____Greater than 80%

11. What is your total investment in this annuity and all other annuities you own?

$__ __ , __ __ __ , __ __ __

12. What is your estimated liquid net worth (the total net value of your cash, mutual funds, and other liquid securities: liquid securities that can be liquidated without incurring substantial penalties such as the

10% premature withdrawal tax penalty or surrender charges)?

$__ __ , __ __ __ , __ __ __

13. What is your total investment in annuities as a percentage of your liquid net worth (divide line 11 by line 12)?

__ __ __%

1 The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You may wish to consult an independent legal or financial advisor before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale or sold.

2 For deferred annuities which are designed as long-term investments, you should plan to hold your investment at least 10 years or plan to annuitize the contract upon retirement. (Please be sure to take into account any condition that might shorten life expectancy.)

EDVA-APP-CONV-05

REPLACEMENT COST BENEFIT ANALYSIS

The replacement or exchange of existing policies or annuity contracts should only occur when it is demonstratively in your best interest. If this is a replacement purchase, please complete the cost benefit analysis below and provide any other reasons in the comment section that demonstrate this product is better suited for you than your existing contract.

Existing Contract Empire Fidelity Annuity

1. Annual annuity mortality and expense charge ____.80%____ % ____.25%_____

2. Surrender charge payable to replace existing contract $__0.00______ None

3. Annual maintenance charge $____30.00_____ None

4. What is your current account value? $__ __ __ , __ __ __ . __ __ Not Applicable

5. What is your guaranteed minimum death benefit value? $__ __ __ , __ __ __ . __ __ Not Available

I understand that I am giving up any death or living benefits provided by my existing contract/policy

6. Please indicate why you are exchanging your existing annuity to an Empire Fidelity annuity. (Check all that apply.)

_____Cost Savings _____ Fund Selection _____Customer Service & Convenience _____Other (please explain): Comments:__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I have reviewed the above information and to the best of my knowledge and belief it is complete and accurate. I understand that after my purchase of this contract I am free to make exchanges among the subaccounts and make additional deposits to the account, and that I am solely responsible for choosing the subaccounts in connection with such exchanges and additional deposits.

EMPIRE FIDELITY REPRESENTATIVE COMMENTS

If (1) the customer has checked any of the shaded boxes; or (2) the customer's total investment in annuities as a percentage of liquid net worth exceeds 50% (section 3, item no. 13), then the representative must review those responses with the customer, discuss whether the investment is appropriate, and document below the basis for proceeding with the sale.

Comments: ____________________________________________________________________________________________________________________________________________________________________________

4 REPLACEMENT

A. Do you have any existing life insurance policies or annuity contracts? _____ Yes _____ No

B. By applying for this annuity contract, do you intend to replace, discontinue, or change an existing life insurance policy or annuity contract? _____Yes_____ No

If you answered yes to either A or B, additional paperwork may be required. Ask your Representative for the appropriate forms.

EDVA-APP-CONV-05

5 INVESTMENT OPTION ALLOCATION

Amounts allocated must be in percentages using whole numbers. Sum of all allocations must equal 100%. If the allocation indicated is less than 100%, the remainder will be allocated to the Fidelity VIP Money Market Portfolio until further instructions are received. This asset allocation will also apply to all future payments unless other instructions are received.

Fidelity VIP Funds

__ __ __% Aggressive Growth

__ __ __% Asset ManagerSM

__ __ __% Asset Manager: Growth®

__ __ __% Balanced

__ __ __% Contrafund®

__ __ __% Dynamic Capital Appreciation

__ __ __% Equity-Income

__ __ __% Growth

__ __ __% Growth & Income

__ __ __% Growth Opportunities

__ __ __% Growth Stock

__ __ __% High Income

__ __ __% Index 500

__ __ __% International Capital Appreciation*

__ __ __% Investment Grade Bond

__ __ __% Mid Cap

__ __ __% Money Market

__ __ __% Overseas*

__ __ __% Real Estate

__ __ __% Strategic Income

__ __ __% Value

__ __ __% Value Leaders

__ __ __% Value Strategies

Fidelity VIP Sector Funds

__ __ __% Consumer Industries*

__ __ __% Cyclical Industries*

__ __ __% Financial Services*

__ __ __% Health Care*

__ __ __% Natural Resources*

__ __ __% Technology*

__ __ __% Telecom. & Utilities Growth*

Fidelity VIP Freedom Funds

__ __ __% VIP Investor Freedom IncomeSM Portfolio

__ __ __% VIP Investor FreedomSM 2005 Portfolio

__ __ __% VIP Investor FreedomSM 2010 Portfolio

__ __ __% VIP Investor FreedomSM 2015 Portfolio

__ __ __% VIP Investor FreedomSM 2020 Portfolio

__ __ __% VIP Investor FreedomSM 2025 Portfolio

__ __ __% VIP Investor FreedomSM 2030 Portfolio

*Investments in VIP sector funds, VIP International Capital

Appreciation and the VIP Overseas Portfolio withdrawn or

transferred in less than 60 days will be assessed a 1%

redemption fee, which is retained by the fund.

6 ASSIGNMENT

I hereby assign and transfer all rights, title and interest of every nature and character in the above contract ("the Contract") to EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY ("Assignee"). I understand that I am irrevocably waiving all rights, claims and demands under the Contract, to the extent of the assignment and transfer. The purpose of this assignment is to affect a non-taxable exchange of contracts under Internal Revenue Code Section 1035 (IRC Sec. 1035).

The Contract is not subject to any assignment, pledge, collateral assignment or other lien. No proceedings in bankruptcy or insolvency, voluntary or involuntary, have been instituted by or against me and I am not under guardianship or any legal disability. I understand that the Assignee will request a transfer of the original Contract, or a portion of it, from the Company that issued it and it is that Company's responsibility to pay the proceeds in a timely manner. I understand that the proposed transfer may have important tax consequences. I also understand that the Assignee is furnishing this Form and is participating in this transaction at my request. I understand that the Assignee has no responsibility or liability for the validity of this assignment or the tax treatment of the proposed transfer.

7 AGREEMENT

AGREEMENT - Each signer agrees that to the best of his or her knowledge and belief, all statements and answers on this application are complete and true and may be relied upon in determining whether to issue the contract. No registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue, or underwriting class must be agreed to in writing. The company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

I recognize that neither Empire Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services LLC, Member NYSE, SIPC, is a bank and units of the subaccounts are not backed or guaranteed by any bank or insured by the FDIC. Annuities are issued by Empire Fidelity Investments Life Insurance Company. Fidelity Brokerage Services LLC, Member NYSE, SIPC and Fidelity Insurance Agency, Inc. are the distributors.

IMPORTANT OWNER DISCLOSURE BELOW. PLEASE READ AND VERIFY.

1. I/we have sufficient liquid funds to satisfy any emergencies and major expenses (medical expenses, college and home improvement) without needing the funds invested in this annuity.

2. I/we have given due consideration to maximizing contributions to employer-sponsored plans and IRA accounts.

3. I/we do not plan to withdraw money from this annuity before age 591/2.

4. I/we have reviewed the costs and fees associated with the product including administrative charges, mortality and expense risk charges and premium taxes.

5. I/we have received a current prospectus for this annuity.

6. I/we understand that I/we am/are giving up any death or living benefis provided by my existing contract/policy.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY.

DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.

By signing below, you acknowledge receipt of the prospectus. THE ANNUITY VALUES, WHEN BASED ON THE

INVESTMENT OPTIONS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT

PERFORMANCE. No minimum cash surrender value is guaranteed.

X _________________________________________

SIGNATURE OF PRIMARY OWNER/TRUSTEE DATE

X_________________________________________ SIGNATURE OF JOINT OWNER/CUSTODIAN/CO-TRUSTEE DATE

(if applicable)

___________________________________________________________________________________________________________Signed at: City State On (DATE)

I certify that to the best of my knowledge and belief, the applicant ___does OR ___does not have any existing policies or contracts. To the best of my knowledge and belief, this policy ___will OR ___will not replace any other insurance or annuity.

THE FIDELITY REPRESENTATIVE AND THE FIDELITY PRINCIPAL MUST SIGN

X_________________________________________ SIGNATURE OF FIDELITY REPRESENTATIVE DATE X_________________________________________ SIGNATURE OF FIDELITY PRINCIPAL DATE

___________________________________________________________ ________________________

REPRESENTATIVE CODE/FL LICENSE ID# (if applicable) BRANCH CODE

EDVA-APP-CONV-05

1.819005.100